EXHIBIT G

KNOW ALL PERSONS BY THESE PRESENTS, that each of London Bay Capital, LLC, London Bay-TSS Holding Company, LLC, London Bay-TSS Acquisition Company, LLC, and Selling Source, LLC (each a “Grantor”) has made, constituted and appointed, and by these presents does make, constitute and appoint, Sam Humphreys (“Attorney”), the true and lawful agent and attorney-in-fact, with full power of substitution and resubstitution, of the Grantor, for and in Grantor’s name, place and stead, in any and all capacities, to do all or any of the following acts, matters and things:

1.	To sign on behalf of the Grantor statements on Schedule 13D or 13G or Forms 3, 4 or 5, or amendments thereto pursuant to Section 13(d) or Section 16 under the Securities Exchange Act of 1934.

2.	To do all such other acts and things as, in such Attorney’s discretion, he or she deems appropriate or desirable for the purpose of filing such statements on Schedule 13D or 13G or Forms 3, 4 or 5, or amendments thereto.

3.	To appoint in writing one or more substitutes who shall have the power to act on behalf of the Grantor as if that substitute or those substitutes shall have been originally appointed Attorney(s) by this Power of Attorney and/or to revoke any such appointment at any time without assigning any reason therefor.

Each Grantor hereby ratifies and confirms all that said agents and attorneys-in-fact or any substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or to file reports under Section 13(d) of the Securities Exchange Act of 1934 with respect to the undersigned’s holdings of and transactions in securities issued by Ascend Acquisition Corp., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, Grantor duly assents to this Power of Attorney by his, her or its signature as of the 1st day of July, 2013.

LONDON BAY CAPITAL, LLC

By:	/s/ Sam Humphreys
Name:	Sam Humphreys
Title:	Chief Executive Officer

LONDON BAY – TSS HOLDING COMPANY, LLC

By:	/s/ Sam Humphreys
Name:	Sam Humphreys
Title:	Authorized Person

LONDON BAY – TSS ACQUISITION COMPANY, LLC

By:	/s/ Sam Humphreys
Name:	Sam Humphreys
Title:	Authorized Person

SELLING SOURCE, LLC

By:	/s/ Sam Humphreys
Name:	Sam Humphreys
Title:	Chairman